                                                                       Exhibit 5



                                            June 29, 1995


Altron Incorporated
One Jewel Drive
Wilmington, MA 01887

Ladies and Gentlemen:

    We are counsel to Altron Incorporated, a Massachusetts Corporation (the "Company"), and as such counsel we are familiar with the corporate proceedings taken in connection with the adoption of the Company's 1991 Stock Option Plan, as amended December 22, 1993 and April 19, 1995 (the "Plan"). We are also familiar with the Registration Statement on Form S-8 to which a copy of this opinion will be attached as an Exhibit.

    As such counsel, we have examined the corporate records of the Company, including its Articles of Organization, By-laws, Minutes of Meetings of its Board of Directors and Stockholders and such other documents as we have deemed necessary as a basis for the opinions herein expressed.

    Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

    1. The Company is duly organized and validly existing under the laws of the Commonwealth of Massachusetts.

    2. The Company has duly authorized the issuance of 30,000,000 shares of Common Stock, $.05 par value.

    3. The shares of common stock issuable pursuant to the Plan have been duly authorized, and when issued in accordance with the terms of the Plan, such shares will be validly issued, fully paid and non-assessable shares of capital stock of the Company to which no personal liability will attach.

Altron Incorporated
Page -2-
June 29, 1995


    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement on Form S-8 and to the reference to us under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

                                 Very truly yours,

                                 /s/ Hutchins, Wheeler & Dittmar

                                 Hutchins, Wheeler & Dittmar
                                 A Professional Corporation

Enclosures